Exhibit 99.1
WORKSTREAM
The business of people.


FOR IMMEDIATE RELEASE
---------------------

                    E-CRUITER.COM INC. INTRODUCES NEW NAME -
                                WORKSTREAM INC.TM

                      NEW NAME REFLECTS BROADENED SUITE OF
               "HIRE-TO-RETIRE" HUMAN CAPITAL MANAGEMENT SOLUTIONS


OTTAWA, November 19, 2001 - E-Cruiter.com Inc. (Nasdaq: ECRU), a leading provider of Human Capital Management (HCM) Web-enabled solutions and professional services, today announced that it has changed its name to Workstream Inc., to better reflect the company's direction and create an integrated brand across all of its HCM products and services. The company has created a continuum of employment services following the acquisition of several companies in 2001, and has achieved a single integrated approach for full service HCM solutions.

Effective immediately, E-Cruiter.com will begin operating as Workstream. This includes a stock symbol change on the Nasdaq Small Cap market, in which Workstream will trade under the symbol WSTM. The new company Web site can be found at www.Workstreaminc.com. The new name has received board, shareholder and regulatory approval.

"Over the last year we've positioned ourselves to take advantage of the explosive growth of the broader Human Capital Management market," said MICHAEL MULLARKEY, CEO OF WORKSTREAM. "Workstream is the result of a strategy we set forward to create a fluid employment market with seamless `hire-to-retire' solutions, and of a series of acquisitions supporting the strategy that have brought together some of the most experienced names in the business. Today's announcement reflects our continued commitment to the strategic growth of the company, integrating our new businesses and creating added value for our shareholders, customers and employees."

According to leading industry analysts, the HCM market is expected to reach $200 billion by 2003. Workstream helps companies and people in an up or down economy with a powerful combination of products, technology and services. The company does paid business with corporate and agency recruiters, job seekers and enterprise employers, in all cycles of the employment process. Workstream's business model is unique in the HCM industry as it provides opportunity in any economic condition.

The company is committed to increasing shareholder value by integrating services, technologies and operations into a seamless organization, driving synergies in revenue generation and cost management. Since Mullarkey assumed the


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role of CEO in April 2001, Workstream has acquired several companies: Paula
Allen Holdings Inc. doing business as Allen And Associates, OMNIpartners Inc., RezLogic Inc., and 6FigureJobs.com, Inc. It has also indirectly acquired the assets of TechEngine Inc. and the technology known as ResumeXPRESS. Pro-forma revenues were US$4.1 million for the quarter ended August 31, 2001, and with the addition of 6FigureJobs in October 2001, pro-forma revenues would have been US$5.1 million for the same quarter.

Workstream operates with a fully integrated management team and organizational structure, with consolidated R&D and operating groups, and three main sales teams:

o Workstream Recruiting and Career Services: This team offers recruitment research, Web-based recruiting technology and local hiring support services to corporate recruiters, mid-market corporations and recruiting firms from a network of 26 offices across North America. The services draw upon award-winning applicant tracking platforms and resume processing technologies from RezLogic and E-Cruiter, and the in-depth recruiting research of OMNIpartners, a market pioneer for the last 12 years in providing hourly research for candidate sourcing and screening.

           The team also provides career transition services to individuals including assessment and profiling, resume writing, career coaching, opportunity research, self-marketing direct mail campaigns and resume broadcasting. These services are provided through the Allen And Associates brand, a Workstream company that has been in business since 1961, establishing itself as a North American leader in retail outplacement.


o Workstream Online Career Networks: The team provides online candidate sourcing services to corporate and agency recruiters, in addition to resume posting and job search services to individuals. This team operates all of Workstream's online properties and content management technologies, including 6FigureJobs.com, 6FigureMBA.com, ResumeXPRESS.com, TechEngine.com and over 300 affiliated career sites hosted by some of North America's most prestigious publishers and consumer brands. A variety of high-value packages for job posting and candidate database search are offered to recruiters and employers, based on the successful methods of 6FigureJobs.


o Workstream Enterprise HCM Solutions: Account executives and professional services teams provide Fortune 1000 enterprises with a complete suite of services for talent acquisition, integration, optimization and separation. Capabilities include recruiting platforms, sourcing products, recruitment training, managed hiring services, payroll, benefits, HRIS integration services and corporate outplacement programs with full pre-termination planning and individual career transition management.



"Descartes Systems Group has developed a strong vendor relationship with Workstream," said ROBERT TURNER, VP HUMAN RESOURCES AT DESCARTES SYSTEMS GROUP INC. "While our initial decision to use this firm was based solely on its superiority in the applicant tracking environment, we have been pleased to see


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its suite of services aggregating onto a common platform - facilitating a
`one-stop shopping experience'. In addition to applicant tracking, we now use Workstream's outplacement service as well as its recruitment research service on the hiring side. We have found Workstream's services to be both customer-focused and cost-effective."



















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
Workstream is deploying the Microsoft .NET strategy for its products and internal IT. The MS.NET platform allows the company to provide complete business process aggregation for all participants in the employment process. The benefits include a single service access point, seamless data sharing with legacy applications, and online collaboration and scheduling. By aggregating and automating business processes, companies are able to save significant time, and money and reduce administrative burdens for HR staff.


"Time and time again, it has been proven that the effective management of human capital creates competitive advantage for corporations. Whether the market is up or down - companies need to manage this part of their business better," explained Mullarkey. "We believe that Workstream is the only company that offers faster, more cost-effective HCM by integrating business processes from hire to retire in one managed service. We act as a long term partner to help companies derive the competitive advantage they need, while reducing their overall HR spend."


ABOUT WORKSTREAM
----------------

Workstream Inc. (NASDAQ: WSTM), formerly E-Cruiter.com Inc. (NASDAQ: ECRU), is a leading provider of Web-enabled tools and professional services for Human Capital Management (HCM). Offering a diversified suite of high-tech and high-touch services to address the full lifecycle of the employer/employee relationship, Workstream ensures more effective management of corporate assets via automation and outsourcing. Workstream's HCM technology backbone enables companies to streamline the management of enterprise human capital processes including recruitment, assessment, integration, deployment and outplacement. Workstream offers a full-range of HCM products and services through its 26 offices and over 260 dedicated human resource professionals across North America. The company's expertise has motivated many blue-chip organizations such as Eli Lilly, Nike, Samsung, KPMG and Watson Wyatt Worldwide to select Workstream. For more information visit HTTP://WWW.WORKSTREAMINC.COM or call toll free 1-866-470-WORK.

This press release may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations or beliefs of Workstream's management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: inability to offer services that are superior and cost effective when compared to the services being offered by our competitors; we have no assurance that a client will remain a longterm client as we generally enter into subscription agreements with our ECruiter Enterprise clients for terms of one year or less; inability to further identify, develop and achieve success for new products, services and technologies; increased competition and its effect on pricing, spending, third-party relationships and revenues; as well as the inability to enter into successful strategic relationships and other risks detailed from time to time in filings with the Securities and Exchange Commission.


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FOR MORE INFORMATION PLEASE CONTACT:

Media Contacts:                              Investor Relations Contacts:
---------------                              ----------------------------
Maggie O'Lett-Patterson                      Tammie Brown
High Road Communications                     Workstream Inc.
A Fleishman-Hillard Company                  Tel: 613-236-2263 ext. 263
Tel: 613-236-0909 ext. 314                   tammie.brown@workstreaminc.com
                                             ------------------------------
molett@highroad.com
-------------------
                                             Craig Armitage
                                             Fleishman-Hillard
                                             Tel: 416-214-0701 ext. 322
                                             armitagc@fleishman.com













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